Exhibit 99.1

LogMeIn Announces Merger with Citrix’s GoTo Family of Products to Create Billion Dollar Industry Leader

Combined Entity will be a Leading SaaS Company with a Diverse and Innovative Product Portfolio

Expected First Year Post Close Pro Forma Revenue of $1+ Billion, Anticipated Adjusted EBITDA Margins of 35% in 2017, Anticipated Pro Forma 35%+ Free Cash Flow Accretion over Standalone LogMeIn after Realizing Run Rate Synergies

Run Rate Cost Synergies of $65 Million Expected in Year One and More than $100 Million Expected in Year Two

Bill Wagner, LogMeIn President and CEO, to Lead Combined Company

Citrix and LogMeIn Shareholders to Each Own Approximately 50% of Combined Company

LogMeIn Plans to Issue $1.50 per Share in Dividends to its Shareholders Prior to the Closing

BOSTON and SANTA CLARA, CA – July 26, 2016 – LogMeIn, Inc. (NASDAQ: LOGM) and Citrix Systems, Inc. (NASDAQ: CTXS) today announced that the companies have entered into a definitive merger agreement for LogMeIn to combine with Citrix’s GoTo business in a Reverse Morris Trust transaction. The transaction is valued at approximately $1.8 billion based on shares to be issued and LogMeIn’s closing price of $65.31 as of July 25, 2016. The transaction, which has been unanimously approved by the Boards of Directors of Citrix and LogMeIn, is expected to be tax-free to Citrix and its shareholders for U.S. federal income tax purposes. The combined company is expected to have annual revenues in excess of $1 billion with more than two million customers in virtually every country around the globe. Upon completion of the transaction, the combined company is expected to achieve run rate cost synergies for the benefit of both Citrix and LogMeIn shareholders of $65 million within the first year post-close, and run rate cost synergies of more than $100 million in year two.

The combination brings together proven innovators with a shared belief in simplifying the way people connect to customers, colleagues and the world around them. The GoTo family of products delivers collaborative communication solutions for small and medium sized businesses and has strong global brand recognition through leading products including GoToAssist, GoToMeeting, GoToMyPC, GoToTraining, GoToWebinar, Grasshopper and OpenVoice. LogMeIn, a leading provider of cloud-based connectivity, has rapidly attracted millions of users and thousands of leading businesses to its popular and disruptive products, including join.me, LastPass, LogMeIn Rescue and BoldChat, among others.

Bill Wagner, President and CEO of LogMeIn, who will lead the combined company as President and CEO, commented, “We are extremely excited about this transformative merger and the profound benefits it will bring to our customers, our people and our shareholders. Both companies have passionate employees who are committed to developing easy-to-use software that simplifies the way we connect with people, devices, apps and products. The additional scale of the combined company will allow us to accelerate innovation in order to deliver better outcomes for our customers and also creates a compelling financial model that will reward our shareholders.”

Kirill Tatarinov, President and Chief Executive Officer of Citrix, said, “We believe this combination is a winning outcome for all parties. Both LogMeIn and GoTo have a shared goal of developing innovative solutions to exceed customer expectations by simplifying business and personal communications. Given that we have already been working towards a spinoff of GoTo, we expect this to be a smooth transition for the business. From Citrix’s perspective, this transaction will allow us to further enhance our strategic focus, operational efficiency and accelerate execution of our strategy to provide the world’s best integrated technology services for secure delivery of apps and data.”

“We have great respect for Bill, the LogMeIn team and the company’s commitment to building great products that simplify how people connect,” said Bob Calderoni, Executive Chairman of Citrix. “When we announced plans to spin off our GoTo family of products last November, we emphasized the value creation opportunity for our shareholders. We believe this combination will accelerate that opportunity, further enhancing value for Citrix shareholders through the ownership of shares in the combined company. I also want to thank Chris Hylen, whose leadership as SVP and GM of the GoTo business, along with the tireless work of his team, has positioned GoTo for continued growth and success following its separation from Citrix.”

Strategic Rationale

•	A Leading SaaS Company With A Diverse Product Portfolio – Assets from both companies fill gaps in the respective product lines, resulting in better experiences and outcomes for our customers. In addition, the scale and stability of the combined company enables accelerated growth of the businesses in emerging verticals, which include cloud-based telephony and identity, as well as IoT.

•	A Shared Focus On Innovation That Is Enhanced by Scale – The merger brings together the combined resources of each company to address the challenges customers face in the wake of compelling secular trends, including workforce mobility, rapid adoption of cloud-based applications and the proliferation of connected products.

•	Talented Team Positioned To Capture Exciting Growth Opportunities – Through a commitment to retaining the best talent from both companies, the new company will have a seasoned management team with a track record of driving growth, innovation, and shareholder value. The combined company’s Board will be comprised of experienced directors from both LogMeIn and Citrix who share a commitment to customer satisfaction and shareholder value creation.

•	Powerful Financial Profile That Drives Long-Term Shareholder Value – Shareholders are expected to benefit from the significant free cash flow generated as a result of synergy capture, and the scale of the combined company would enable us to take advantage of operational efficiencies over the longer term to continuously improve the company’s financial profile.

Financial Benefits of the Transaction

LogMeIn expects the combined company to have a strong financial profile, including:

•	Pro Forma revenue of more than $1 billion

•	Pro Forma Adjusted EBITDA margins of approximately 35%, after realizing year one run rate cost synergies of $65 million

•	Pro Forma Free cash flow of more than $250 million (after year one run rate cost synergies)

•	Anticipated Pro Forma 35%+ Free Cash Flow Accretion over Standalone LogMeIn (after year one run rate cost synergies)

The combined company is expected to achieve run rate cost synergies of more than $100 million within two years post-close.

Management, Governance and Headquarters

LogMeIn’s Bill Wagner will continue in his role as President and CEO, and LogMeIn’s Ed Herdiech will serve as Chief Financial Officer. Certain members of the GoTo management team are expected to join the combined company as well. The combined company will be headquartered in Boston.

Upon closing, the combined company’s Board of Directors will consist of nine directors: five current LogMeIn directors and four Citrix director appointees. Citrix’s four director appointees have proven expertise in driving operational efficiency and will include current Citrix directors Bob Calderoni, Jesse Cohn, and Peter Sacripanti, as well as Citrix’s Chief Operating Officer and Chief Financial Officer, David Henshall. Michael Simon, former CEO and current Chairman of the Board of LogMeIn, will remain in place as Chairman of the combined company’s Board. Bill Wagner will also retain his Board seat. LogMeIn’s other three directors will be named at a later date.

The Board will form an Operating Committee upon the close of the transaction, which will consist of two LogMeIn directors and two Citrix directors, all of whom will be named at a later date, to oversee the realization of the full value of the identified synergies. Management and the Operating Committee intend to retain the services of a globally recognized consulting firm to advise on the capture of synergies.

Transaction Details

The combination of LogMeIn and Citrix’s GoTo family of products will be effected through a Reverse Morris Trust (RMT) transaction, pursuant to which Citrix has created a wholly owned subsidiary, or GetGo, to hold the GoTo business. Citrix will distribute that subsidiary to Citrix shareholders in either a spin-off or split-off transaction. Immediately thereafter, the GetGo subsidiary will be merged with a wholly owned subsidiary of LogMeIn, with GetGo surviving the merger and remaining as a wholly owned subsidiary of LogMeIn. The combination will result in Citrix equityholders receiving an aggregate of approximately 27.6 million LogMeIn shares on a fully diluted basis. Under the RMT structure, the transaction is expected to be tax-free to Citrix and its shareholders for U.S. federal income tax purposes. Immediately following the transaction, Citrix shareholders will own approximately 50.1% of all outstanding shares of the combined company on a fully diluted basis, while existing LogMeIn shareholders will own approximately 49.9% of the combined company on a fully diluted basis.

The issuance of shares by LogMeIn in connection with the transaction requires approval by LogMeIn shareholders, and the transaction is subject to certain regulatory approvals and other customary closing conditions, including receipt of opinions of counsel with respect to the tax-free nature of the proposed transaction. In connection with the definitive agreement, Michael Simon, LogMeIn’s Chairman of the Board, who currently owns more than 3% of LogMeIn’s shares, has agreed to vote in favor of the transaction. The transaction is expected to close during the first quarter of 2017.

In connection with approving the transaction, on July 26, 2016, LogMeIn’s Board of Directors also declared a special cash dividend of $0.50 per share of common stock. The special dividend will be paid on August 26, 2016 to shareholders of record on August 8, 2016. LogMeIn currently has approximately 25.3 million shares of common stock outstanding. As contemplated by the definitive agreement, the Company announced that it currently expects to declare an additional dividend of $0.50 per share of common stock prior to the consummation of the transaction and a final dividend of $0.50 per share of common stock subject to the consummation of the transaction, on or about the date of such consummation.

Advisors

RBC Capital Markets is serving as financial advisor and Latham & Watkins LLP is serving as legal counsel to LogMeIn. Qatalyst Partners and Goldman Sachs are serving as financial advisors to Citrix, and Goodwin Procter LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal counsel.

Conference Call Details

The two companies will host a joint conference call today at 4:30 p.m. E.T. to discuss this transaction. The call will include a slide presentation and participants are encouraged to view the presentation via webcast at https://investor.logmeininc.com/about-us/investors/overview/default.aspx

The conference call may also be accessed by dialing: (877) 407-9124 (Toll Free) or (201) 689-8584 (International). A replay will be available for approximately 7 days, and can be accessed by dialing: (877) 481-4010 (Toll Free) or (919) 882-2331 (International) and using the ID 10063.

In separate news releases, Citrix and LogMeIn both announced their financial results for the second quarter of 2016, ended June 30, 2016. Immediately following the discussion of the transaction, at 5:15 p.m. E.T., Citrix will discuss its financial results for the second quarter of 2016. LogMeIn will address any questions on earnings on the joint transaction call at 4:30 p.m. E.T. and has cancelled its previously scheduled earnings call set for July 28, 2016.

About LogMeIn

LogMeIn, Inc. (Nasdaq:LOGM) simplifies how people connect to each other and the world around them. With millions of users worldwide, our cloud-based solutions make it possible for people and companies to connect and engage with their workplace, colleagues, customers and products anywhere, anytime. LogMeIn is headquartered in Boston with offices in Bangalore, Budapest, Dublin, London, San Francisco and Sydney.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. Its technology makes the world’s apps and data secure and easy to access, empowering people to work anywhere and at any time. Citrix provides a complete and integrated portfolio of Workspace-as-a-Service, application delivery, virtualization, mobility, network delivery and file sharing solutions that enables IT to ensure critical systems are securely available to users via the cloud or on-premise and across any device or platform. With annual revenue in 2015 of $3.28 billion, Citrix solutions are in use by more than 400,000 organizations and over 100 million users globally. Learn more at www.citrix.com.

Contacts

LogMeIn Contacts:

Investors

Rob Bradley

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

781-897-0696

Press@LogMeIn.com

Citrix Contacts:

Investors

Eduardo Fleites

954-229-5758

eduardo.fleites@citrix.com

Press

Eric Armstrong

954-267-2977

eric.armstrong@citrix.com

Forward-Looking Statements

This communication contains “forward-looking statements” concerning LogMeIn, Inc. (“LMI”), Citrix Systems, Inc. (“Citrix”), GetGo, Inc. (“GetGo”), the proposed transactions and other matters. All statements other than statements of historical fact contained in this report are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on the current expectations, beliefs and assumptions of the management of LMI, Citrix and GetGo concerning future developments, business conditions, anticipated synergies, pro forma financial results, the Company’s plans to issue dividends in connection with the transaction, and their potential effects. There can be no assurance that future developments affecting the parties will be those that the parties anticipate.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that LMI’s stockholders may not approve the issuance of the Company common stock in connection with the proposed merger, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger, including Citrix’s distribution of the shares of GetGo, may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed transactions, (6) failure to realize the estimated synergies or growth from the proposed transactions or that such benefits may take longer to realize than expected, (7) risks related to unanticipated costs of integration of GetGo by LMI, (8) the effect of the announcement of the proposed transactions or the consummation of the proposed transactions on the ability of LMI and Citrix to retain and hire key personnel and maintain relationships with their key business partners and customers, and on their operating results and businesses generally, (9) the length of time necessary to consummate the proposed transactions, (10) adverse trends in economic conditions generally or in the industries in which the LMI and Citrix operate, (11) adverse changes to, or interruptions in, relationships with third parties unrelated to the announcement, (12) LMI’s ability to compete effectively and successfully and to add new products and services, (13) LMI’s ability to successfully manage and integrate acquisitions, (14) the ability to attract new customers and retain existing customers in the manner anticipated, (15) unanticipated changes relating to competitive factors in the parties’ industries, and (16) the business interruptions in connection with the LMI’s technology systems. Discussions of additional risks and uncertainties are contained in LMI’s and Citrix’s filings with the U.S. Securities and Exchange Commission (the “SEC”). None of LMI, Citrix or GetGo is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction, LogMeIn and GetGo intend to file registration statements with the SEC. LogMeIn will also file a proxy statement. Citrix stockholders are urged to read the prospectus and/or information statement that will be included in the registration statements and any other relevant documents when they become available, and LogMeIn stockholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about LogMeIn, GetGo, Citrix and the proposed transactions. The proxy statement, prospectus and/or information statement and other documents relating to the proposed transactions (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectus and/or information statement and other documents (when they are available) can also be obtained free of charge from Citrix upon written request to Investor Relations, 851 Cypress Creek Road, Fort Lauderdale, FL 33309, or by calling (954) 229-5758 or upon written request to LogMeIn, Investor Relations, 320 Summer Street, Boston, MA 02210 or by calling (781) 897-0694.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of LogMeIn. However, LogMeIn, Citrix and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of LogMeIn in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of LogMeIn in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the [proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Citrix may be found in its Annual Report on Form 10-K filed with the SEC on February 18, 2016, and its definitive proxy statement relating to its 2016 Annual Meeting of Shareholders filed with the SEC on April 29, 2016. Information about the directors and executive officers of LogMeIn may be found in its Annual Report on Form 10-K filed with the SEC on February 19, 2016, and its definitive proxy statement relating to its 2016 Annual Meeting of Stockholders filed with the SEC on April 8, 2016.